Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of CAMILA FERREIRA MORAES, RAFAEL ALMEIDA DINIZ, HELENA FUKUDA, ELOA CRISTINA FERREIRA DOS SANTOS, ANA CLARA DE SOUZA PASQUALIN, FELIPE DA SILVA AZEVEDO and ALEXANDRE DRUTA or either of them acting singly, and with full power of substitution or revocation, the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

1.	prepare, execute in the name of Gianfranco Maximo Dante Castagnola Zuniga, and submit to the SEC, and/or any national securities exchange on which NEXA RESOURCES S.A. (the “Company”) securities are listed, any and all reports (including any amendments thereto) the undersigned is required to file with the SEC under Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), with respect to the any security of the Company, including Forms 3, 4 and 5, and Forms 144; and
2.	obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

1.	This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;
2.	Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;
3.	Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and
4.	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

Exhibit 24.1

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

In addition, the undersigned hereby constitutes, appoints and authorizes the individual(s) listed in Annex 1, singly and with full power of substitution or revocation to act as the undersigned's EDGAR account administrator(s) and manage the undersigned’s EDGAR account.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of FEBRUARY 11th, 2026.

By:	/s/ Gianfranco Maximo Dante Castagnola Zuniga
Name:	Gianfranco Maximo Dante Castagnola Zuniga

Exhibit 24.1

Annex 1

Individual(s) authorized to act as EDGAR account administrator(s):

NAME
CAMILA FERREIRA MORAES
RAFAEL ALMEIDA DINIZ
HELENA FUKUDA
ELOA CRISTINA FERREIRA DOS SANTOS
ANA CLARA DE SOUZA PASQUALIN
FELIPE DA SILVA AZEVEDO
ALEXANDRE DRUTA